                                                                     EXHIBIT 4.2

                                 AMENDMENT NO. 1
                                       TO
                        PREFERRED SHARES RIGHTS AGREEMENT

        THIS AMENDMENT NO. 1 TO PREFERRED SHARES RIGHTS AGREEMENT dated as of May 22, 1998 (this "AMENDMENT") is made between CATALYST SEMICONDUCTOR, INC., a Delaware corporation (the "COMPANY"), and BANKBOSTON, N.A., a national banking association, formerly known as a The First National Bank of Boston, as rights agent (the "RIGHTS AGENT").

                                    RECITALS

        A. The Company and the Rights Agent are parties to a Preferred Shares Rights Agreement dated as of December 3, 1996 (the "RIGHTS AGREEMENT").

        B. Elex N.V. ("ELEX") and the Company are entering into a Common Stock Purchase Agreement (the "PURCHASE AGREEMENT") pursuant to which the Company will issue and Elex will purchase shares of Common Stock of the Company (the "INVESTMENT"). The Board of Directors of the Company has authorized and approved the Purchase Agreement and the transactions contemplated thereby.

        C. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

        NOW, THEREFOR, the parties hereto agree as follows:

        1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

        "Notwithstanding anything in this Rights Agreement to the contrary, neither Elex N.V. ("ELEX") nor its Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of the announcement, occurrence or continuance of (i) the execution of the Common Stock Purchase Agreement dated as of May 26, 1998 between Elex and the Company (the "PURCHASE AGREEMENT"), (ii) the issuance to Elex of 1,500,000 shares of Common Stock of the Company in accordance with the terms of the Purchase Agreement (the "PERMITTED SHARES"), (iii) the consummation of any and all other transactions contemplated by the Purchase Agreement, or (iv) Elex (or its Affiliates or Associates) holding or being deemed a Beneficial Owner of the Permitted Shares; provided, however, that if Elex or its Affiliates and Associates, at any time after consummation of the transactions contemplated by the Purchase Agreement and the issuance of the Permitted Shares, collectively shall be or become deemed to be the Beneficial Owner of shares of Common Stock of the Company other than the Permitted Shares, then Elex's (and its Affiliates' and Associates') exemptions from being deemed an Acquiring Person contained in this sentence shall not be applicable.

        2. Effectiveness. This Amendment shall be deemed effective as of May 22, 1998 as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

        3. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                         [REMAINDER OF PAGE LEFT BLANK]

        IN WITNESS WHEREOF the undersigned have executed this Amendment No. 1 to the Rights Agreement as of the date first above written.


                                        CATALYST SEMICONDUCTOR, INC.


                                        By: /s/ Radu M. Vanco
                                           -------------------------------------
                                           Radu M. Vanco
                                           President & Chief Executive Officer

ATTEST:

/s/ T. E. Gay III
------------------------------------
    Thomas E. Gay III
    Vice President Finance &
    Chief Financial Officer


                                        BANKBOSTON N.A.
                                        (AKA) EquiServe Trust Company, N.A.


                                        By: /s/ Michael J. Connor
                                           -------------------------------------
                                           Name:  Michael J. Connor
                                           Title: Managing Director,
                                                  Client Administration


ATTEST:

        /s/ Dawn Engelhardt
------------------------------------
Name:  Dawn Engelhardt
Title:  Account Manager



                      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                       PREFERRED SHARES RIGHTS AGREEMENT]

                                CERTIFIED COPY OF
                          SPECIAL SIGNING AUTHORITY OF
                                BANKBOSTON, N.A.
                    (F/K/A THE FIRST NATIONAL BANK OF BOSTON)

        I, the undersigned, Michael R. Garfield, DO HEREBY CERTIFY THAT:

1. I am an Assistant Secretary of the Board of Directors of BANK BOSTON, N.A. (hereinafter called the "Bank") and in that capacity have authority to certify to the documents and records of the Bank.

2. Pursuant to action taken in accordance with a Resolution adopted by the Board of Directors of the Bank at a meeting held on April 23,1998, at which a quorum was present and voting throughout, which Resolution is in full force and effect, the officers and employees of Boston EquiServe, L.P. whose names, titles and signatures appear below are authorized as follows:

        To sign contracts for Shareholder Services accounts in the name of the Bank.

        To sign or countersign certificates of stock, scrip certificates, subscription or exchange warrants, bonds, debentures, notes, and any and all other certificates of interest of any kind on behalf of corporations, associations and trusts for which the Bank has been or may be appointed as trustee, transfer agent, registrar, exchange agent, distributing agent, depository or as agent in any other similar capacity.

3. I hereby certify that each person named below has been authorized by this resolution of the Board of Directors to exercise the foregoing authorities.

Individual                           Title
----------                           -----
Katherine Anderson            Administration Manager      /s/   Katherine Anderson
                                                          --------------------------------------
Lori Chamoun                  Administration Manager      /s/   Lori Chamoun
                                                          --------------------------------------
Michael J. Lapolla            Administration Manager      /s/   Michael J. Lapolla
                                                          --------------------------------------
Carol Mulvey-Eori             Administration Manager      /s/   Carol Mulvey-Eori
                                                          --------------------------------------
Margaret Prentice             Administration Manager      /s/   Margaret Prentice
                                                          --------------------------------------
Tyler Haynes                  Administration Manager      /s/   Tyler Haynes
                                                          --------------------------------------
Joshua McGinn                 Senior Account Manager      /s/   Joshua McGinn
                                                          --------------------------------------

4. The foregoing resolution and the authorizations granted are in full force and effect on the date of this certificate.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed hereto the seal of BANKBOSTON, N.A. this 26th day of May 1998.


        [SEAL]              Michael R. Garfield
                       -----------------------------
                            Assistant Secretary
                         of the Board of Directors



                      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                       PREFERRED SHARES RIGHTS AGREEMENT]